UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2017

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 25, 2017, Catasys, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC, as underwriter (the “Underwriter”) in connection with a public offering (the “Offering”) of the Company’s securities. Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell an aggregate of 3,125,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The public offering price for the Firm Shares is $4.80 per Firm Share and the purchase price for the Underwriter after discounts and commissions is $4.464 per Firm Share. The closing of the Offering occurred on April 28, 2017.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Underwriters an over-allotment option (the “Over-Allotment Option”) more fully described below. The Company has also agreed to pay the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering (excluding net proceeds from the Over-Allotment Option, if any) and to reimburse the Underwriter for certain additional expenses.

In connection with the Over-Allotment Option, the Company has granted to the Underwriter a 45-day option to purchase up to 468,750 additional shares of Common Stock (“the Option Shares”). The Option Shares shall be sold by the Company to the Underwriter at the public offering price less the applicable underwriting discount.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. The Underwriting Agreement also contains customary representations, warranties, and conditions precedent to closing.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Representative’s Warrant

Pursuant to the Underwriting Agreement, the Company issued to the Underwriter a warrant (the “Representative’s Warrant”) for the purchase of an aggregate of 156,250 shares of Common Stock for an aggregate purchase price of $100. The exercise price of the Representative’s Warrant is equal to 125% of the public offering price in the Offering, or $6.00 per share of Common Stock.

The form of Representative’s Warrant is included in Exhibit 1.1 and is incorporated into this Item 1.01 by reference. The foregoing description of the Representative’s Warrant is qualified in its entirety by reference to the full text of the Representative’s Warrant.

Item 8.01.     Other events.

On April 25, 2017, the Company issued a press release announcing the Offering, and that its Common Stock had been approved to trade on the Nasdaq Capital Market under the symbol “CATS” beginning on April 26, 2017. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 28, 2017, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

No.	Description
1.1	Underwriting Agreement, dated as of April 25, 2017, between the Company and Joseph Gunnar & Co., LLC.
4.1*	Form of Warrant to Purchase Common Stock
99.1	Press Release of Catasys, Inc., dated April 25, 2017
99.2	Press Release of Catasys, Inc., dated April 28, 2017

*Included in Exhibit 1.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: April 28, 2017	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer